EXHIBIT 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of April 23, 2007 (this “Amendment”), by and among ADVANCED MICRO DEVICES, INC., a Delaware corporation (the “Borrower”), the Lenders (as defined below) parties hereto and the Administrative Agent (as defined below).

WHEREAS, the Borrower, the various financial institutions parties thereto (collectively, the “Lenders”), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as the administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Wells Fargo Bank, N.A., as the collateral agent (in such capacity, the “Collateral Agent”) for the Lenders and Morgan Stanley, as the syndication agent (in such capacity, the “Syndication Agent”, and, together with the Administrative Agent and the Collateral Agent, the “Agents”) for the Lenders, have heretofore entered into that certain Credit Agreement, dated as of October 24, 2006 (the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement in the manner provided for herein; and

WHEREAS, the Administrative Agent and the Lenders are willing to amend the Credit Agreement in the manner and subject to certain limitations and conditions as provided for herein;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein as defined terms are so used as so defined.

2. Amendment to the Credit Agreement.

(a) Section 7.5(b)(xi) of the Credit Agreement is hereby amended by deleting the number “$100,000,000” and replacing it with “$250,000,000”.

(b) Schedules 4.1(b), 4.9, 4.15 and 4.19 to the Credit Agreement are hereby replaced with the attached Schedules 4.1(b), 4.9, 4.15 and 4.19, respectively.

3. Representations, Warranties, Covenants and Acknowledgments.

(a) On and as of the date hereof, the Borrower hereby (i) represents that the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby represents that such representations and warranties are true and correct as of such earlier date and (ii) represents and warrants that as of the date hereof, (x) after giving effect to the terms hereof, there exists no Default or Event of Default under the Credit Agreement or any of the Loan Documents, (y) the Borrower has the power and is duly authorized to enter into, deliver and perform this Amendment, and (z) this Amendment and each of the Loan Documents is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

(b) The Borrower hereby reaffirms each of the agreements, covenants, and undertakings set forth in the Credit Agreement and each Loan Document executed in connection therewith or pursuant thereto, as amended and modified hereby, as if the Borrower were making said agreements, covenants and undertakings on the date hereof. Specifically and without limitation, the Borrower hereby acknowledges and agrees that the Security Documents are in full force and effect as of the date hereof (and after giving effect to all amendments and supplements to the Credit Agreement and Loan Documents through and including the date hereof).

(c) The Borrower acknowledges and agrees that this Amendment shall be deemed a Loan Document for all purposes under the Credit Agreement.

4. Conditions to Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions (the “Amendment Effective Date”): (a) the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of each of (i) the Borrower, (ii) the Administrative Agent and (iii) the Required Lenders; (b) the Administrative Agent shall have received the fees due and payable pursuant to paragraph 6 hereof; (c) the Administrative Agent shall have received all fees and expenses due and payable pursuant to paragraph 7 hereof (to the extent then invoiced) and pursuant to the Credit Agreement (including all previously invoiced fees and expenses) and (d) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that each of the representations and warranties made or deemed to be made in this Amendment shall be true and correct in all material respects on and as of such date except to the extent that such representations and warranties relate to an earlier date, in which case they shall be true and correct as of such earlier date.

5. Continuing Effect; No Other Amendment or Consents. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement and each of the Loan Documents are and shall remain in full force and effect. The amendments provided for herein are limited to the specific sections of the Credit Agreement and the Collateral Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or any of the Loan Documents or the same section for any other date or time period.

6. Fees. On the Amendment Effective Date, the Borrower shall pay, without setoff, deduction or counterclaim, a non-refundable fee for the account of each Lender that has executed and delivered (including delivery by way of facsimile) a counterpart of this Amendment to the attention of Melissa Wengroff at 4 Times Square, New York, NY 10036, telecopy no. 917-777-5188, at or prior to noon, New York time, on or before April 23, 2007, in the amount of 0.05% of such Lender’s aggregate unpaid principal amount of Loans outstanding as of the date hereof. The aggregate amount of such fee shall be paid to the Administrative Agent for the pro rata account of the Lenders entitled to receive such fee.

7. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

8. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Robert J. Rivet
Name:	Robert J. Rivet
Title:	Executive Vice President and CFO

MORGAN STANLEY SENIOR FUNDING, INC., as the Administrative Agent

By:	/s/ Stephen B. King
Name:	Stephen B. King
Title	Vice President

LENDERS

By:	/s/ Required Lenders